UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

Technology Solutions Company
(Exact name of registrant as specified in its charter)

Delaware	000-19433	36-3584201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Monroe Street, Suite 2600 Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 228 - 4500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 18, 2008, Technology Solutions Company (the “Company”) issued a press release announcing that it currently plans to hold its 2008 Annual Meeting of Stockholders on August 12, 2008 at 8:15 a.m., Central time, at its offices located at 55 E. Monroe Street, Suite 2600, Chicago, Illinois 60603.  Stockholders of record as of the close of business on June 11, 2008 are entitled to notice of and vote at the 2008 Annual Meeting.

Rule 14a-8 Stockholder Proposal Deadline
The 2008 Annual Meeting date constitutes a change of more than 30 days from the anniversary of the Company’s 2007 Annual Meeting of Stockholders.  As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company had extended the deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2008 Annual Meeting.  The deadline for delivering stockholder proposals to the Company was the close of business on March 12, 2008.  Such proposals were to be delivered to: Technology Solutions Company, 55 E. Monroe Street, Suite 2600, Chicago, Illinois 60603, Attention: Timothy Rogers. The Company recommended that such proposals be sent by certified mail, return receipt requested. Such proposals also needed to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Bylaws Advance Notice Deadline
In accordance with the requirements for advance notice set forth in the Company’s bylaws, in order for a stockholder proposal to be submitted outside of Rule 14a-8 or a director nomination to be considered timely, such proposal or nomination must be received by the Company at the address noted above by the close of business on June 28, 2008.  Such proposals must comply with Article I, Section 1.11 of the Company’s bylaws.

The text of the press release is being filed hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01.   Financial Statements and Exhibits .

(d)   Exhibits

The following exhibit is filed pursuant to Item 8.01:

Exhibit No.	Description
99.1	Press Release, dated June 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY

Date: June 18, 2008	By:	/s/ Timothy G. Rogers
Name: Timothy G. Rogers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 18, 2008